UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2005
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	001-14758 (Commission File Number)	33-0476164 (I.R.S. Employer Identification No.)

3260 Whipple Road Union City, California (Address of Principal Executive Offices)	94587 (Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On October 17, 2005 (the “Closing Date”), Questcor Pharmaceuticals, Inc. (the “Company”) sold its Nascobal®, Ethamolin® and Glofil®-125 product lines (the “Product Lines”) to QOL Medical LLC (“QOL”) pursuant to an Asset Purchase Agreement between the Company and QOL executed as of the same date. Pursuant to the Asset Purchase Agreement, QOL paid the Company an aggregate purchase price of $28.3 million and assumed certain liabilities related to the Product Lines, including the potential obligation to pay $2 million to Nastech Pharmaceuticals Company, Inc. (“Nastech”) upon the issuance by the U.S. Patent and Trademark Office of a patent on Nascobal® Nasal Spray.
          Of the $28.3 million gross proceeds from the transaction, $2.1 million was paid to Defiante Farmacêutica, Lda (“Defiante”), to satisfy in full all amounts outstanding under a Promissory Note issued by the Company on July 31, 2004, in favor of Defiante. In addition, $2.0 million was paid to Nastech, the prior owner of Nascobal, and Questcor’s supplier of Nascobal product, as an inducement for Nastech to provide additional intellectual property and contractual rights to QOL and for Nastech to consent to the assignment to QOL of its supply agreement and its asset purchase agreement with the Company.
          After these payments, other transaction costs and expenses, and estimated federal and state income taxes, the Company’s net proceeds from the transaction are estimated to be approximately $22.2 million. The Company intends to use the net proceeds from the transaction to further its previously announced strategy to focus on products that treat diseases and disorders of the central nervous system (CNS), for working capital and for other general corporate purposes.
          Pursuant to the terms of the Asset Purchase Agreement, the Company made certain representations and warranties concerning the Product Lines and the Company’s authority to enter into the Agreement and consummate the transactions contemplated thereby. The Company also made certain covenants which survived the Closing Date, including a covenant not to operate a business that competes, on a worldwide basis, with the Product Lines for a period of six (6) years from the Closing Date. In the event of a breach of the representations, warranties or covenants made by the Company, QOL will have the right, subject to certain limitations, to seek indemnification from the Company for any damages that it has suffered as result of such breach.
Item 2.01. Completion of Acquisition or Disposition of Assets.
          Reference is made to the disclosure contained in Item 1.01 of this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
          (b) Pro Forma Financial Information.
          The following Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2005 has been prepared as if the disposition of the Product Lines (as described in Item 1.01 of this Current Report on Form 8-K) occurred on June 30, 2005. The following Unaudited Pro Forma Condensed Statement of Operations for the Six Months Ended June 30, 2005 has been prepared as if the disposition of the Product Lines occurred on January 1, 2005. The following Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2004 has been prepared as if the disposition of the Product Lines occurred on January 1, 2004.
          The unaudited pro forma financial information was prepared in accordance with Article 11 of the United States Securities and Exchange Commission Regulation S-X. The historical pro forma financial information as of June 30, 2005 and for the six months ended June 30, 2005 was derived from the financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2005. The historical pro forma financial information for the year ended December 31, 2004 was derived from the financial statements included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004. The unaudited pro forma financial information should be read in conjunction with these reports. The unaudited pro forma financial information and the related notes are provided for information purposes only and do not purport to be indicative of the results which would have been obtained had the Product Lines been sold on the dates indicated or which may be expected to occur in the future. The operating results of the Product Lines for the six months ended June 30, 2005 and the year ended December 31, 2004 represent the revenues and directly related expenses only of the Product Lines and do not purport to represent all the costs, expenses and results associated with a stand alone, separate company.
          In accordance with Article 11 of Regulation S-X, the unaudited pro forma condensed statements of operations reflect only the pro forma impacts of the disposition of the Product Lines to the Company’s continuing operations and exclude the impact of the estimated non-recurring gain and income taxes on the sale of the Product Lines. The estimated gain and income taxes were considered in the determination of the pro forma accumulated deficit as of June 30, 2005 as presented on the unaudited pro forma condensed balance sheet and further disclosed in note (F).

QUESTCOR PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AS OF JUNE 30, 2005
(in thousands, except share amounts)

		Pro Forma
	Historical	Adjustments	Notes		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$4,429	$22,197	(A	)	$26,626
Accounts receivable, net	2,561				2,561
Inventories	1,900	(360)	(B	)	1,540
Prepaid expenses and other current assets	907				907

Total current assets	9,797	21,837			31,634
Property and equipment, net	520				520
Purchased technology, net	14,231	(14,231)	(C	)
Goodwill	299				299
Deposits and other assets	728				728

Total assets	$25,575	$7,606			$33,181

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,038	$			$1,038
Accrued compensation	727				727
Sales-related reserves	2,589				2,589
Other accrued liabilities	614	71	(D	)	685
Short-term debt and current portion of long-term debt and capital lease obligation	619	(619)	(D	)

Total current liabilities	5,587	(548)			5,039
Long-term debt and long-term portion of capital lease obligation	1,683	(1,683)	(E	)
Other non-current liabilities	884	31	(E	)	915
Preferred stock, no par value, 7,500,000 shares authorized; 2,155,715 Series A shares issued and outstanding (aggregate liquidation preference of $10,000)	5,081				5,081
Shareholders’ equity:
Preferred stock, no par value, 8,400 Series B shares issued and outstanding, net of issuance costs (aggregate liquidation preference of $8,400)	7,578				7,578
Common stock, no par value, 105,000,000 shares authorized; 52,759,547 shares issued and outstanding	89,280				89,280
Deferred compensation	(7)				(7)
Accumulated deficit	(84,511)	9,806	(F	)	(74,705)

Total shareholders’ equity	12,340	9,806			22,146

Total liabilities and shareholders’ equity	$25,575	$7,606			$33,181

See accompanying notes.

QUESTCOR PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005
(in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments	Notes		Pro Forma
Revenues:
Net product sales	$8,788	$(3,698)	(G	)	$5,090
Operating costs and expenses:
Cost of product sales (exclusive of amortization of purchased technology)	1,775	(562)	(H	)	1,213
Selling, general and administrative	4,842	(111)	(I	)	4,731
Research and development	1,061	(277)	(I	)	784
Depreciation and amortization	634	(528)	(J	)	106

Total operating costs and expenses	8,312	(1,478)			6,834

Income (loss) from operations	476	(2,220)			(1,744)
Non-cash amortization of deemed discount on convertible debentures	(108)				(108)
Interest income	58	368	(K	)	426
Interest expense	(209)	108	(L	)	(101)
Other income, net	1				1
Rental income, net	114				114

Net income (loss)	332	(1,744)			(1,412)
Non-cash deemed dividend related to beneficial conversion feature of Series B Preferred Stock	84				84
Dividends on Series B Preferred Stock	336				336

Net loss applicable to common shareholders	$(88)	$(1,744)			$(1,832)

Basic and diluted net loss per share applicable to common shareholders	$0.00	$(0.03)			$(0.03)

Shares used in computing basic and diluted net loss per share applicable to common shareholders	51,942	51,942			51,942

See accompanying notes.

QUESTCOR PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments	Notes		Pro Forma
Revenues:
Net product sales	$18,404	$(8,767)	(G	)	$9,637
Operating costs and expenses:
Cost of product sales (exclusive of amortization of purchased technology)	3,730	(1,281)	(H	)	2,449
Selling, general and administrative	11,551	(737)	(I	)	10,814
Research and development	2,181	(494)	(I	)	1,687
Depreciation and amortization	1,208	(951)	(J	)	257

Total operating costs and expenses	18,670	(3,463)			15,207

Loss from operations	(266)	(5,304)			(5,570)
Non-cash amortization of deemed discount on convertible debentures	(522)				(522)
Interest income	78	356	(K	)	434
Interest expense	(420)	90	(L	)	(330)
Other income, net	21				21
Rental income, net	277				277

Net loss	(832)	(4,858)			(5,690)
Dividends on Series B Preferred Stock	676				676

Net loss applicable to common shareholders	$(1,508)	$(4,858)			$(6,366)

Basic and diluted net loss per share applicable to common shareholders	$(0.03)	$(0.10)			$(0.13)

Shares used in computing basic and diluted net loss per share applicable to common shareholders	50,844	50,844			50,844

See accompanying notes.

QUESTCOR PHARMACEUTICALS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
(A) The pro forma net cash adjustment totaled $22.2 million. This represented gross cash proceeds of $28.3 million from the sale of the Product Lines offset by the pay-off by the Company of $2.2 million in outstanding debt collateralized by the Nascobal product rights, a $2 million payment by the Company to Nastech related to the assumption by QOL of the supply agreement to manufacture Nascobal, estimated deal related costs of $1.6 million, and estimated federal and state income taxes of $0.3 million.
(B) In connection with the sale of the Product Lines, QOL also received inventories related to the Product lines that had a net book value of $0.4 million as of June 30, 2005.
(C) As of June 30, 2005, the Company had $14.2 million of net purchased technology related to Nascobal that was eliminated for pro forma purposes.
(D) In connection with the sale of the rights to Nascobal, the Company paid-off the current and long-term portions of the Company’s $2.2 million outstanding debt that was collateralized by the Nascobal product rights of which $0.5 million was included in current liabilities as of June 30, 2005. In addition, for pro forma purposes, the Company reclassified the current portion of its other short-term debt and capital lease obligation of $0.1 million to other accrued liabilities.
(E) In connection with the sale of the rights to Nascobal, the Company paid-off the current and long-term portions of the Company’s $2.2 million outstanding debt that was collateralized by the Nascobal product rights of which $1.7 million was classified as long-term debt as of June 30, 2005. In addition, for pro forma purposes, the Company reclassified the long-term portion of its other long-term debt and capital lease obligation to other non-current liabilities.
(F) Accumulated deficit as of June 30, 2005 decreased for pro forma purposes by $9.8 million resulting from the $10.1 million pre-tax gain on the sale of the Product Lines, assuming for pro forma purposes that the Product Lines were sold on June 30, 2005, less estimated federal and state income taxes of $0.3 million. The pre-tax gain on the sale of the Product Lines represented the gross proceeds of $28.3 million less the $2 million payment to the manufacturer of Nascobal, net purchased technology of $14.2 million as of June 30, 2005, net inventories of $0.4 million as of June 30, 2005, and estimated deal related costs of $1.6 million. The estimated income taxes result from the limitation of the use of the Company’s net operating loss carry forwards when calculating alternative minimum taxable income.
(G) The Company had net sales of $3.7 million and $8.8 million related to the Product Lines for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively, that were eliminated for pro forma purposes.
(H) The Company had cost of product sales of $0.6 million and $1.3 million related to the Product Lines for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively, that were eliminated for pro forma purposes.
(I) The Company had selling, general, administrative and development costs directly related to the Product Lines of $0.4 million and $1.2 million during the six months ended June 30, 2005 and the year ended December 31, 2004, respectively, that were eliminated for pro forma purposes.

(J) The Company had product rights amortization of $0.5 million and $1.0 million related to the Product Lines for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively, that were eliminated for pro forma purposes.
(K) The Company recorded a pro forma adjustment to interest income of $0.4 million during each of the six months ended June 30, 2005 and the year ended December 31, 2004 assuming the transactions described herein and the Company’s average risk free interest rate of 2.6% and 1.4% for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively.
(L) In connection with the sale of the rights to Nascobal, the Company paid-off the current and long-term portions of the Company’s $2.2 million outstanding debt that was collateralized by the Nascobal product rights and eliminated interest expense related to this debt of $0.1 million for each of the six months ended June 30, 2005 and the year ended December 31, 2004.
(c)      Exhibits.

Exhibit No.	Description
10.51	Asset Purchase Agreement dated October 17, 2005 by and between Questcor Pharmaceuticals, Inc. and QOL Medical LLC.

SIGNATURES
          Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUESTCOR PHARMACEUTICALS, INC.
Date: October 19, 2005	By:	/s/ JAMES L. FARES
James L. Fares
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.51	Asset Purchase Agreement dated October 17, 2005 by and between Questcor Pharmaceuticals, Inc. and QOL Medical LLC.